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Exhibit 99.3

FOR IMMEDIATE RELEASE
(Issued 8/1/02)

SEC STATEMENT FILED

INDIANAPOLIS, INDIANA—Great Lakes Chemical Corporation (NYSE:GLK) today announced that its Chief Executive Officer, Mark P. Bulriss, and Chief Financial Officer, John J. Gallagher III, signed and submitted to the Securities and Exchange Commission the sworn statement required by the SEC's June 27, 2002, order in the form of Exhibit A to the SEC's order.

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Great Lakes Chemical Corporation is the world's leading producer of certain specialty chemicals for such applications as water treatment, flame retardants, polymer stabilizers, fire extinguishants and performance chemicals. The stock of the company is traded on the New York Stock Exchange. For more information please visit the Great Lakes web site at www.greatlakes.com.

CONTACT:	Jeff Potrzebowski—Analysts Michael Altman—Media (1) 317 715 3027

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  Exhibit 99.3